EXHIBIT 10.1

The form of Change in Control Agreement (the “Agreement”), filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, contains blanks where the multiple of the executive’s base amount and the term of continued benefits provided under the Agreement vary for certain executives.  The executive officer who entered into the Agreement, the multiple of the executive’s base amount and the term of continued benefits provided under the Agreement are listed in the following chart:

	Number of Times Base Amount	Term of Continued Benefits
Executive Officer / Title	Section (4 a)	Section (4 b)

Joseph J. MarcAurele
President and Chief Operating Officer of the Bancorp and the Bank	3 times	36 months